EXHIBIT 10.1

                               FIRST AMENDMENT TO
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                     ST. MARY LAND & EXPLORATION COMPANY
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                          EMPLOYEE STOCK PURCHASE PLAN
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          First Amendment to the St. Mary Land & Exploration Company
Employee Stock Purchase Plan ("Plan") effective January 1, 1998 and adopted by the Board of Directors of St. Mary Land & Exploration Company on September
18, 1997.

          Pursuant to Article XIII of the Plan, the Board of Directors may at
any time amend or modify the Plan provided that such amendment or modification does not adversely affect any outstanding option. The Board of Directors hereby modifies the Plan as follows:

          1. Section 2.10 of the Plan shall be amended in its entirety to read as follows:

             "Stock" shall mean shares of the Company's common stock subject to this Plan, except that the sale of any shares purchased pursuant to this Plan shall be generally subject to the condition that such shares have been held for a period of eighteen months prior to their sale or other disposition as provided in Section 5.3.

          2. A new Section 5.3 to the Plan shall be added as follows:

             5.3 Restricted Shares. No shares of Stock issued under the Plan may be disposed of by sale, pledge or any other transfer for a period of eighteen months following the Offering Termination Date upon which such shares are deemed to have been acquired pursuant to
             Section 9.1 except that such shares of Stock may be sold at any time following the death of the Participant or upon the disability of the Participant. For this purpose, a Participant shall be considered disabled if he or she is unable to perform any
             substantial portion of the duties for which he or she is employed by the Company for a period of 90 days. The Company may require that an employee furnish reasonable medical evidence establishing the disability of such employee. Notwithstanding the foregoing, shares of Stock may be transferred, without consideration, pursuant to the laws of descent and distribution and for customary estate planning purposes and such shares of Stock shall, in the hands of the transferee, continue to be bound by the restrictions set forth in this section 5.3.

          3. A new Section 5.4 to the Plan shall be added as follows:

             5.4 Legend. The Company may take any steps to restrict the sale of
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             shares of Stock issued to a Participant under this Plan as it determines including, without limitation, affixing a legend restricting the sale of the Stock on any certificate therefore.

          4. The amendments made herein shall be effective with respect to all
Stock purchases occurring after July 1, 2001.

          5. In all other respects, the Plan is republished and reaffirmed.
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

          This Amendment to the Employee Stock Purchase Plan was adopted by the
Board of Directors of St. Mary Land & Exploration Company on February 27,
2001.

                                         ST. MARY LAND & EXPLORATION COMPANY

                                         By: /S/ GARRY A. WILKENING
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                                         Title: Vice President - Administration